Exhibit 99.1

Zoned Properties Announces Completion of $8 Million Expansion at its Chino Valley Cultivation Facility

Subsequent Lease Amendments to Significantly Increase Portfolio Rental Revenue & Cash Flow

68% Increase to Chino Valley Rental Revenue Effective September 1, 2021

SCOTTSDALE, Ariz., August 24, 2021 /BusinessWire/ -- Zoned Properties®, Inc. (the “Company”) (OTCQB: ZDPY), a leading real estate development firm for emerging and highly regulated industries including legalized cannabis, today announced an amendment to the lease agreement with its significant tenant related to its cultivation facility located in Chino Valley, Arizona.

“After years of project positioning, local collaboration, and real estate entitlement efforts to make the Chino Valley project possible, we are extremely grateful to have a deal structure that benefits both our operating tenant and Zoned Properties as the owner and landlord, for long term expansion and increasing value for our shareholders,” commented Bryan McLaren, Chief Executive Officer of Zoned Properties.

“The increasing demand for regulated marijuana cultivation space and consumer products in Arizona has gone far beyond initial projections as the result of the recently approved and implemented adult-use marijuana program. Industry experts are estimating consumer demand in Arizona could increase above $1 Billion in the next few years, which will require increased cultivation capacity and square footage of entitlement and properly zoned properties such as Chino Valley.”

Transaction Highlights

●	Over $8 Million of capital has been invested to-date by the Company’s Significant Tenants at the Chino Valley Cultivation Facility. The Company’s Significant Tenant will maintain the master rights to the property and facilities through the remainder of the Lease Agreement.

●	Effective September 1st, 2021, operational square footage will increase from 40,000 square feet to 67,512 square feet, and the new base rental payments at the facility will increase 68% from $32,800 per month to $55,195 per month including three out of four new building structures in the phase one expansion that are now fully completed and operational.

●	The fourth additional building site is in completion stages for technology and operational packages along with compliance inspections. The parties expect that, upon final completion, they will enter into another lease amendment reflecting the increased operational square footage and increased base rental payments. Operational square footage would increase from 67,512 square feet to 97,512 square feet, and base rental payments at the facility would increase an additional 69% from $55,195 per month to $79,795 per month reflecting the entirety of the phase one expansion.

●	Upon completion of the entirety of the phase one expansion, the annualized base rental payments will increase to $957,550 reflecting an increase of 143% from previous annualized base rental payments of $393,600.

●	The Chino Valley property also includes an approved master plan for a phase two expansion of operational and rentable square footage that is construction ready and may proceed at the Tenant’s election. If the Tenant elects to proceed with phase two, the additional square footage of operational and rentable building space could include another 60,000 square feet for a total of 157,512 square feet of operational and rentable building space at the facility, which would equate to an annualized rental rate of $1,549,918 plus additional rental payments under the triple-net lease.

“This lease amendment is not only highly accretive for our own operational cash flow, but also marks a critical milestone for the increase in cultivation capacity and operational expansion for our Significant Tenant,” said Berekk Blackwell, Chief Operating Officer of Zoned Properties.

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties is a leading real estate development firm for emerging and highly regulated industries, including regulated cannabis. The company is redefining the approach to commercial real estate investment through its integrated growth services.

Headquartered in Scottsdale, Arizona, Zoned Properties has developed a full spectrum of integrated growth services to support its real estate development and investment model; Advisory Services, Brokerage Services, Franchise Services, and PropTech Data Services each cross-pollinate within the model to drive project value associated with complex real estate projects. With national experience and a team of experts devoted to the emerging cannabis industry, Zoned Properties is addressing the specific needs of a modern market in highly regulated industries.

Zoned Properties is an accredited member of the Better Business Bureau, the U.S. Green Building Council, and the Forbes Real Estate Council. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”). Zoned Properties corporate headquarters are located at 14269 N. 87th Street, Suite 205, Scottsdale, Arizona. For more information, call 877-360-8839 or visit www.ZonedProperties.com.

Twitter: @ZonedProperties

LinkedIn: @ZonedProperties

Safe Harbor Statement

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

COVID-19 Statement

In March 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. We are monitoring this closely, and although operations have not been materially affected by the COVID-19 outbreak to date, the ultimate duration and severity of the outbreak and its impact on the economic environment and our business is uncertain. Currently, all of the properties in our portfolio are open to our Significant Tenants and their customers and will remain open pursuant to state and local government requirements. We did not experience in 2020, and to date have not experienced in 2021, any material changes to our operations from COVID-19. We do not anticipate any such material changes for the remainder of 2021. Our tenants are continuing to generate revenue at these properties and they have continued to make rental payments in full and on time and we believe the tenants’ liquidity position is sufficient to cover its expected rental obligations. Accordingly, while we do not anticipate an impact on our operations, we cannot estimate the duration of the pandemic and potential impact on our business if the properties must close or if the tenants are otherwise unable or unwilling to make rental payments. In addition, a severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for our properties and a decreased ability to raise additional capital when needed on acceptable terms, if at all. At this time, the Company is unable to estimate the impact of this event on its operations.

Media Relations

Proven Media

Neko Catanzaro

Tel (401) 484-4980

neko@provenmediaservices.com

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com